EXHIBIT 99.1

CA Technologies Increases Dividend, Accelerates Stock Repurchase Program, and Announces Additional $750M Stock Repurchase Authorization

•	Increases Dividend to $1.02 per share in FY17

•	Accelerates Stock Repurchase Program

•	Announces Additional $750M Stock Repurchase Authorization

•	Increases FY16 EPS by Approximately $0.03 GAAP and $0.04 non-GAAP

NEW YORK, November 18, 2015 — CA Technologies (NASDAQ: CA) announced today that it intends to increase the dividend per share in Fiscal Year 2017, subject to quarterly board approval, to $1.02 per share for the year, or $0.255 per share on a quarterly basis. This is up from the current $1.00 per share annual dividend, or $0.25 per share on a quarterly basis.

The company has accelerated its Common Stock Repurchase Program, having agreed to repurchase 22 million shares of its Common Stock from Careal Holding AG, its largest shareholder, in a private transaction valued at $590 million (with an effective share repurchase price of $26.81 per share).

The per share purchase price represents a 3% discount to the 10-trading day volume weighted average price for CA stock using a reference date of November 5, 2015. The closing price of CA stock on November 17, 2015 was $26.90. The transaction, which is expected to close in the third quarter of Fiscal Year 2016, will be funded from US cash on hand.

Careal Holding AG has disclosed that Martin Haefner, one of Careal’s co-principals, will obtain approximately 37 million shares of CA common stock from Careal to add to his personal investment holdings.

This deal effectively concludes CA’s prior $1 billion stock repurchase program, through which CA had repurchased approximately 11 million shares as of September 30, 2015. As a result, as part of the company’s capital allocation strategy, CA’s board of directors has authorized a new $750 million share repurchase program.

The impact of the accelerated share repurchase is expected to benefit GAAP EPS by $0.03 and non-GAAP EPS by $0.04 in FY16.

“Our capital allocation strategy, which includes a new $750 million share buy-back authorization as well as an increasing dividend, reflects our improved confidence in our business as we look to the coming years,” said Rich Beckert, CFO, CA Technologies. “The transaction with Careal provided us with the opportunity to accelerate our share repurchase program at favorable prices, and highlights our long-term strategy of returning capital to shareholders.”

Careal used CA’s share buyback program as an opportunity to rebalance Careal’s assets as part of an overall reallocation. Careal issued a statement today that “Careal Holding AG and its shareholders remain the principal shareholders of CA Technologies… they believe that CA Technologies will continue to grow and intend to keep hold of their investments for the long term.”

About CA Technologies

CA Technologies (NASDAQ: CA) creates software that fuels transformation for companies and enables them to seize the opportunities of the application economy. Software is at the heart of every business in every industry. From planning, to development, to management and security, CA is working with companies worldwide to change the way we live, transact, and communicate—across mobile, private and public cloud, distributed and mainframe environments. Learn more at www.ca.com.

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Non-GAAP Financial Measures

This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for diluted earnings per share exclude the following items: share-based compensation expense; non-cash amortization of purchased software and other intangible assets; charges relating to rebalancing initiatives that are large enough to require approval from the Company’s Board of Directors, and certain other gains and losses. The Company began expensing costs for internally developed software where development efforts commenced in the first quarter of fiscal 2014. Due to this change, the Company also adds back capitalized internal software costs and excludes amortization of internally developed software costs previously capitalized from these non-GAAP metrics. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends is subject to the determination of the Company’s Board of Directors, in its sole discretion, after considering various factors, including the Company’s financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company’s practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company’s stock repurchase program may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion. Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “targets” and similar expressions relating to the future) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management.

These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s strategy by, among other things, enabling the Company’s sales force to accelerate growth of new product sales (at levels sufficient to offset any decline in revenue in the Company’s Mainframe Solutions segment), improving the Company’s brand, technology and innovation awareness in the marketplace, ensuring the Company’s offerings for cloud computing, application development and IT operations (DevOps), Software-as-a-Service (SaaS), and mobile device management, as well as other new offerings, address the needs of a rapidly changing market, while not adversely affecting the demand for the Company’s traditional products or its profitability to an extent greater than anticipated, and effectively managing the strategic shift in the Company’s business model to develop more easily installed software, provide additional SaaS offerings and refocus the Company’s professional services and education engagements on those engagements that are connected to new product sales, without affecting the Company’s performance to an extent greater than anticipated; the failure to innovate or adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the ability of the Company’s products to remain compatible with ever-changing operating environments, platforms or third party products; global economic factors or political events beyond the Company’s control and other business and legal risks associated with non-U.S. operations; the failure to expand partner programs; the ability to retain and attract qualified professionals; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; the ability to successfully integrate acquired companies and products into the Company’s existing business; risks associated with sales to government customers; breaches of the Company’s data center, network, as well as the Company’s software products, and the IT environments of the Company’s vendors and customers; the ability to adequately manage, evolve and protect the Company’s information systems, infrastructure and processes; fluctuations in foreign exchange rates; discovery of errors or omissions in the Company’s software products or documentation and potential product liability claims; the failure to protect the Company’s intellectual property rights and source code; the failure to renew large license transactions on a satisfactory basis; access to software licensed from third parties; risks associated with the use of software from open source code sources; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company’s license agreements, as well as the timing of orders from customers and channel partners; events or circumstances that would require the Company to record an impairment charge relating to the Company’s goodwill or capitalized software and other intangible assets balances; potential tax liabilities; changes in market conditions or the Company’s credit ratings; the failure to effectively execute the Company’s workforce reductions, workforce rebalancing and facilities consolidations; successful and secure outsourcing of various functions to third parties; changes in generally accepted accounting principles; and other factors described more fully in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should the Company’s assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2015 CA, Inc. All Rights Reserved. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:

Saswato Das

Corporate Communications

(646) 710 6690 – US ET

Saswato.Das@ca.com

Traci Tsuchiguchi

Investor Relations

(650) 534 9814 – US PT

Traci.Tsuchiguchi@ca.com